UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

UPJOHN INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4364296
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

235 East 42nd Street, New York, New York 10017
(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-234337

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Securities To Be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Upjohn Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Newco Capital Stock” contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-234337), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 25, 2019, as amended by amendments to such Registration Statement filed on December 13, 2019, January 21, 2020 and February 6, 2020, and declared effective by the SEC on February 13, 2020, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

The Registrant will be renamed “Viatris Inc.” in connection with the proposed business combination of the Registrant and Mylan N.V.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UPJOHN INC.

By:	/s/ Michael Goettler
Michael Goettler
President

Date: November 10, 2020